$5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $45,000,000  Floating Rate Notes [x]    Book Entry Notes [x]

Original Issue Date: 7/30/97   Fixed Rate Notes [_]       Certificated Notes [_]

Maturity Date: 7/30/98

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                          Optional            Optional
                     Redemption           Repayment           Repayment
Redeemable On        Price(s)             Date(s)             Price(s)
-------------        ----------           ---------           ---------

N/A                  N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[x]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Daily

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +.125%

-------------------------------------


*        Daily on each Business Day.

**       10/30/97, 1/30/98, 4/30/98 and 7/30/98.

***      The Federal Funds Rate as of July 29, 1997 plus 12.5 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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